EXHIBIT 17.2

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholder(s) of the CB Core Equity Fund (the "Fund"), a series of The Advisors' Inner Circle Fund (the "Trust") hereby appoints Carolyn Mead and Jennifer Nolan true and lawful attorneys, each with the power of substitution, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held on May 7, 2008, at One Freedom Valley Drive, Oaks, Pennsylvania, at 11:00 a.m. and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated, this proxy will be voted "For" approval of the Proposal. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE ADVISORS' INNER CIRCLE FUND. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.


1. To approve an Agreement and Plan of Reorganization pursuant to which Federated Capital Appreciation Fund, a portfolio of Federated Equity Funds, would acquire all of the assets of CB Fund in exchange for
      Institutional  Shares  of  Federated  Capital  Appreciation   Fund  to  be
      distributed pro rata by CB Fund to its shareholders, in complete liquidation and termination of CB Fund; and

2. To transact such other business as may properly come before the special meeting or any adjournment thereof.
                         FOR               [   ]
                         AGAINST           [   ]
                         ABSTAIN           [   ]


                                           YOUR VOTE IS IMPORTANT
                                           Please complete, sign and return
                                           this card as soon as possible.



                                           Dated


                                           Signature


                                           Signature (Joint Owners)


Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

   YOU MAY ALSO VOTE YOUR SHARES BY TOUCHTONE PHONE BY CALLING 1-888-221-0697
                  OR THROUGH THE INTERNET AT www.proxyweb.com




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